Exhibit (c)(2)

Presentation to the Special Committee October 6, 2004 Banc of America Securities provides investment banking and securities products domestically and offshore. Other products and services, including products and services that may be referenced in the accompanying materials, may be provided through affiliates of Banc of America Securities. Banc of America Securities prohibits employees from offering a favorable research rating or specific price target or changing a rating or target to get a mandate and Banc of America Securities prohibits research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investor clients. Copyright 2004 Banc of America Securities LLC. Banc of America Securities LLC, member NYSE/NASD/SIPC, is a subsidiary of Bank of America Corporation. PROJECT EAGLE

Table of Contents Executive Summary Review of Preliminary Proposal Overview of EAGLE Valuation Summary Review of Alternatives Appendix WACC Analysis

Executive Summary

Executive Summary On August 24, 2004, EAGLE received a Preliminary Proposal from WIND in connection with WIND's proposed acquisition of EAGLE at $16.50 - $17.25 per share The Special Committee of EAGLE's response to WIND will largely be shaped by various considerations including the following:

Review of Preliminary Proposal

Review of Preliminary Proposal Summary of Preliminary Proposal(a) (a) Based on letter dated August 24, 2004, presentation to potential financing sources on October 1, 2004 and subsequent clarification provided by WIND.

Transaction Summary Review of Preliminary Proposal Source: Company filings and EAGLE management. (a) As of October 1, 2004 (b) Based on 101.4 million shares outstanding and 21.8 million options outstanding with weighted average exercise prices ranging from $3.04 to $16.50. (c) Includes rents capitalized at 12.5%. (d) Per EAGLE management projections.

Overview of EAGLE

EAGLE is the Market Leader in an Attractive Market Overview of EAGLE

Overview of EAGLE Regulatory Uncertainty Continues to Adversely Impact EAGLE's Valuation

Overview of EAGLE LTM Trading Performance Stock Price Summary of Stock Price Performance Source: FactSet. Based on closing stock prices as of October 1, 2004 Despite the Relatively "Favorable" Outcome of the CMS Rule in August 2004, EAGLE's Stock Continues to Trade at a Discount to Historical Levels... 05/11/04 CMS proposes restrictions limiting admissions to hospital- based LTACs from host hospitals 08/01/04 CMS releases final FY2005 IPPS regulations One Year Average One Month Average Three Month Average

....And at a Discount to Comparable Company Indices Source: FactSet. Financial projections based on Wall Street equity research (a) Outpatient/Home Care Index includes: AHG, AIQ, AMSG, DVA, FMS, GTIV, LNCR, OCA, OPTN, RCI, SMBI, & USPI (b) Sub-Acute Care Index includes: BEV, EXE.A, GHCI, HCR, KIND, ODSY, RHB, SRZ, & VSTA (c) Acute Care Index includes: HCA, THC, TRI, UHS, CYH, HMA, & LPNT Overview of EAGLE S&P 500: 11.1% Acute Care(c): (3.8%) EAGLE: (6.3%) Sub-acute(b): 5.2% Outpatient/ Home Care(a): 15.5% Indexed Stock Performance Summary Stock Performance

Total Shares Traded: 173,625,700 % of Float: 192% Average Price: $14.27 Overview of EAGLE 1 MONTH 6 MONTHS Over the Past Six Months, EAGLE's Stock Price Has Primarily Traded Below $15.00 Source: FactSet as of 10/1/04 Note: Float estimated at 90.5 million shares, based on 101.4 million basic shares less 10.9 million shares (excluding options and warrants exercisable within 60 days) held by insiders. Total Shares Traded: 16,136,100 % of Float: 18% Average Price: $12.89 3 MONTHS Total Shares Traded: 65,998,660 % of Float: 73% Average Price: $13.43

Overview of EAGLE Since its IPO in April 2001, EAGLE has consistently met or exceeded analysts' estimates QUARTERLY FIRST CALL EPS ESTIMATES VERSUS REPORTED EPS Source: FactSet Research Systems YEARLY FIRST CALL EPS ESTIMATES VERSUS REPORTED EPS

Overview of EAGLE EAGLE Assumptions - Management Case EAGLE management has provided projections through 2009 Key assumptions include: LTAC Medicare LTAC Revenue per day growth of 5% in 2005, 3% in 2006 and approximately 2% thereafter Growth in patient days of 0.5 - 2.5% per year in mature facilities Non-Medicare LTAC Revenue per day growth of 1 - 2% per year Growth in patient days of 1 - 2% per year in mature facilities Opens four new facilities per year beginning in 2005 Target occupancy of 80% in mature facilities, and average ALOS of approximately 29 days across facilities EBITDA margins of 20 - 21% Kessler Inpatient Rehabilitation Revenue growth of 2%, with Medicare growth of 3% and non-Medicare growth of 2% EBITDA margins of 28% Outpatient Rehabilitation Revenue growth of 2 - 3%, with growth evenly split between pricing and volume EBITDA margins of 15 - 16% No specific development assumptions addressed, which BAS needs to further assess Source: EAGLE management

Overview of EAGLE Capital expenditure program of $425 million over 5 year period Key working capital assumptions include: Assets Days receivable declining from 49 in 2004 and 44 in 2005 to 39 by 2009; driven by higher LTAC growth, which typically has a lower days receivable profile relative to the outpatient rehabilitation business Liabilities Days payable remain relatively constant at 18 to 19 days Accrued payroll rises as a percentage of revenue from 1.5% in 2005 to 1.9% in 2009 Accrued liabilities decline from 7.7% in 2005 to 6.6% in 2009 Other liabilities remain constant at 2.9% of revenue EAGLE Assumptions - Management Case Source: EAGLE management

Overview of EAGLE EAGLE Historical and Projected Financial Performance - Management Case Source: EAGLE management

Overview of EAGLE EAGLE Projected Performance by Segment - Management Case Source: EAGLE management

PATIENT DAYS AVERAGE REVENUE PER PATIENT DAY REVENUE BY PAYOR '05-'09 CAGR 6.4% Overview of EAGLE LTACH Revenue Build - Management Case Medicare $1,219 $1,285 $1,320 $1,348 $1,376 $1,404 Non-Medicare $1,628 $1,667 $1,691 $1,720 $1,745 $1,774 '05-'09 CAGR 2.1% '05-'09 CAGR 15.3% (in 'thousands) ($ in millions) REVENUE BY FACILITY DEVELOPMENT '05-'09 CAGR 8.6% ($ in millions) Source: EAGLE management 7.4% 6.1% 9.1% 8.4% NM 11.7% '05-'09 CAGR '05-'09 CAGR '05-'09 CAGR 05-'09 CAGR 2.2% 1.6%

BAS developed a downside case for EAGLE that reflects potential delays in the transition of existing facilities to new locations in response to the recent CMS ruling Key assumptions include: Relocation of existing HIH LTAC facilities to new locations, including smaller hospitals as well as newly constructed facilities, based on Medicare year end Assumes a 25% decline in discharges in transitioning facilities at the year of conversion with normalized discharge growth rates resuming one year after conversion Operating expenses increase during transition years for transitioning facilities Early lease terminations and unamortized costs of leasehold improvements Overview of EAGLE EAGLE Assumptions - Downside Case - Transition in LTAC Model 2005 2006 2007 2008 2009 HIH Conversions 3 16 31 14 0 Source: Based on EAGLE management projections as adjusted by BAS.

Operating expenses increase during transition years for transitioning facilities (cont'd) Loss of savings from discounted services at former host hospitals as well as and increase in transportation costs due to utilization of certain services formerly utilized at host hospitals (e.g. radiology) These expenses contribute to a loss of 90 basis points in margin as compared to the Management Case Acquisition and systems capital expenditures remain at a constant dollar amount versus base case and maintenance capital expenditures remain at same percentage of sales as base case Working capital items remain at same days and percentage of sales as base case Overview of EAGLE EAGLE Assumptions - Downside Case - Transition in LTAC Model Source: Based on EAGLE management projections as adjusted by BAS.

Overview of EAGLE EAGLE Projected Financial Performance - Downside Case - Transition in LTAC Model Source: Based on EAGLE management projections as adjusted by BAS.

Overview of EAGLE EAGLE Projected Performance by Segment - Downside Case - Transition in LTAC Model Source: Based on EAGLE management projections as adjusted by BAS.

Overview of EAGLE EAGLE Assumptions - Downside Case - Reimbursement Sensitivity Source: Based on EAGLE management projections as adjusted by BAS. BAS developed a downside case for EAGLE that reflects potential changes in reimbursement across the business portfolio Key assumptions include: Medicare LTAC revenue per day remains constant after 2005 (versus base case revenue per day growth of 5% in 2005, 3% in 2006 and approximately 2% thereafter) Commercial LTAC revenue per day declines by 10% in each of 2006 and 2007 and resumes growth of 1.3% and 1.4% in 2008 and 2009 as outlined in base case Kessler Inpatient pricing remains flat beginning in 2006 Reduction in commercial outpatient rehabilitation volume growth due to increased co-payments and higher out-of-pocket costs Revenue growth of 1 - 2% versus base case growth of 2 - 3%, Increased operating costs for commercial LTAC volume due to increase in cost of supplies (e.g. pharmacy costs) due to elimination of stop-loss payments in contracts Results in a 3.5% increase in cost of supplies Acquisition and systems capital expenditures remain at a constant dollar amount versus base case and maintenance capital expenditures remain at same percentage of sales as base case Working capital items remain at same days and percentage of sales as base case

Overview of EAGLE EAGLE Projected Financial Performance - Downside Case - Reimbursement Sensitivity Source: Based on EAGLE management projections as adjusted by BAS.

Overview of EAGLE EAGLE Projected Performance by Segment - Downside Case - Reimbursement Sensitivity Source: Based on EAGLE management projections as adjusted by BAS.

Overview of EAGLE EAGLE Assumptions - Downside Case - Combination of Transition in LTAC Model and Reimbursement Sensitivity Source: Based on EAGLE management projections as adjusted by BAS. BAS developed a downside case for EAGLE that reflects the simultaneous impact of potential changes in reimbursement across the business portfolio and potential delays in the transition of existing LTAC facilities to new locations in response to the recent CMS ruling The downside case contemplates the scenario whereby potential pricing pressure largely related to reimbursement uncertainty, volume declines in outpatient rehabilitation and patient dislocation in transitioning LTAC facilities combine to adversely impact EAGLE's financial performance Key assumptions include a combination of the pricing and volume sensitivity outlined in both the Transition in LTAC Model and the Reimbursement Sensitivity downside cases Acquisition and systems capital expenditures remain at a constant dollar amount versus base case and maintenance capital expenditures remain at same percentage of sales as base case Working capital items remain at same days and percentage of sales as base case

Overview of EAGLE EAGLE Assumptions - Downside Case - Combination of Transition in LTAC Model and Reimbursement Sensitivity Source: Based on EAGLE management projections as adjusted by BAS.

Overview of EAGLE EAGLE Assumptions - Downside Case - Combination of Transitional in LTAC Model and Reimbursement Sensitivity Source: Based on EAGLE management projections as adjusted by BAS.

Overview of EAGLE REVENUE ($ in millions) Comparison of Projections - Revenue Source: Based on EAGLE management projections and EAGLE management projections as adjusted by BAS.

Overview of EAGLE EBITDA ($ in millions) Comparison of Projections - EBITDA Source: Based on EAGLE management projections and EAGLE management projections as adjusted by BAS.

Overview of EAGLE EPS Comparison of Projections - Earnings Per Share Source: Based on EAGLE management projections and EAGLE management projections as adjusted by BAS.

Valuation Summary

EAGLE Base Case Summary Reference Range Valuation Summary Comparable Public Companies 5.5x - 6.5x CY2005P EBITDAR ($421.3MM) 5.5x - 7.5x CY2005P EBITDA ($310.3MM) 10.0x - 15.5x CY2005P P/E ($1.29) Selected Precedent Transactions 6.5x - 8.0x LTM EBITDA(b) ($271.2MM) Current Price (a) ($13.69) Historical Share Performance Based on 52-week high and low EAGLE price EAGLE Stock Price Note: Based on Wall Street consensus estimates, company filings and EAGLE management projections. (a) Based on closing stock price as of October 1, 2004. (b) LTM EBITDA as of December 31, 2004. (c) Segment EBITDA adjusted for allocation of corporate and other expenses. Preliminary Proposal Range Discounted Cash Flow 9.0% - 11.0% Discount Rate 6.0x - 8.0x Terminal EBITDA Multiple Leveraged Buyout Analysis 6.0x - 8.0x Exit Multiple in 2009 Target 20% - 25% Returns Maximum Leverage of 5.5x Total Debt / EBITDA 20% promote to EAGLE management 5% PIK preferred security to WIND

EAGLE Reference Range Sensitivity Valuation Summary Discounted Cash Flow 6.0x - 8.0x Exit EBITDA Multiple 8.0% - 10% Discount Rate Current Price (a) ($13.69) EAGLE Stock Price Leveraged Buyout Analysis 6.0x-8.0x Exit Multiple in 2009 Target 20%-25% Returns Maximum Leverage of 5.5x 2004 EBITDA 20% promote to EAGLE management 5% preferred PIK Note: Based on Wall Street consensus estimates and company filings. (a) Based on closing stock price as of October 1, 2004. Proposal Range Management Case Shift in LTAC Case Reimbursement Case Combination Case

Note: Median calculations do not include EAGLE. (a) Per Wall Street equity research. (b) 2005P EPS per First Call. Analysis of Selected Publicly Traded Companies Valuation Summary ADJUSTED ENTERPRISE VALUE / 2005 EBITDAR (a) 2005P P/E (b) ENTERPRISE VALUE / 2005 EBITDA (a) Midpoint of WIND's Preliminary Proposal of 6.5x Midpoint of WIND's Preliminary Proposal of 6.2x Midpoint of WIND's Preliminary Proposal of 12.7x

Multiples Paid in Selected Precedent Transactions Valuation Summary Enterprise Value / LTM EBITDA Transaction Details Source: Company filings and press releases Transaction Median = 8.0x

Discounted Cash Flow Analysis Note: Discounted to December 31, 2004. Management projections per EAGLE management. Downside Cases based on EAGLE management projections adjusted by BAS. Based on a normalized 2010 free cash flow. Valuation Summary

Leveraged Buyout Analysis - Transaction Overview Valuation Summary Assumes $16.88 Purchase Price per Share, at the midpoint of WIND's preliminary proposal Total Leverage of 5.5x Total Debt / LTM EBITDA Term Loan of 2.5x Total Debt / LTM EBITDA Note: Assumes LTM of December 31, 2004.

Leveraged Buyout Analysis - Returns Analysis Valuation Summary Note: Management projections per EAGLE management. Downside Cases based on EAGLE management projections adjusted by BAS. Analysis assumes 25% of excess purchase price allocated to intangibles and amortized over 15 years. Assumes existing notes are tendered at T + 50. Management Case Downside Case - Transition in LTAC Model Downside Case - Reimbursement Sensitivity Stock Price Paid $16.50 $17.25 $17.50 $18.00 $18.50 $19.00 Premium Paid 20.5% 26.0% 27.8% 31.5% 35.1% 38.8% EV / 2004 EBITDA 6.6x 7.0x 7.1x 7.3x 7.6x 7.8x Exit 6.0x 4.1% 1.4% 0.6% (0.9%) (2.3%) (3.6%) Multiple 7.0x 11.0% 8.1% 7.2% 5.6% 4.1% 2.8% in 2009 8.0x 16.5% 13.5% 12.6% 10.9% 9.3% 7.9% WIND Preliminary Proposal Stock Price Paid $16.50 $17.25 $17.50 $18.00 $18.50 $19.00 Premium Paid 20.5% 26.0% 27.8% 31.5% 35.1% 38.8% EV / 2004 EBITDA 6.6x 7.0x 7.1x 7.3x 7.6x 7.8x Exit 6.0x 15.3% 12.3% 11.4% 9.7% 8.1% 6.7% Multiple 7.0x 21.0% 17.8% 16.9% 15.1% 13.5% 12.0% in 2009 8.0x 25.8% 22.5% 21.5% 19.7% 18.0% 16.4% WIND Preliminary Proposal Stock Price Paid $16.50 $17.25 $17.50 $18.00 $18.50 $19.00 Premium Paid 20.5% 26.0% 27.8% 31.5% 35.1% 38.8% EV / 2004 EBITDA 6.6x 7.0x 7.1x 7.3x 7.6x 7.8x Exit 6.0x 6.6% 3.8% 3.0% 1.4% (0.0%) (1.3%) Multiple 7.0x 13.1% 10.1% 9.3% 7.6% 6.1% 4.7% in 2009 8.0x 18.4% 15.3% 14.4% 12.6% 11.0% 9.6% WIND Preliminary Proposal

Review of Alternatives

Selected Strategic Alternatives Review of Alternatives ADVANTAGES ISSUES TO CONSIDER Allows management to focus on building the business and executing its operating plan Minimize distractions from external corporate activities Provides management an opportunity to prove itself through the new reimbursement environment Retain control of the company and 100% of any future potential upside to share price Maintains flexibility to explore other strategic alternatives; in the future Likelihood of meaningful stock price appreciation or improvement in valuation in the face of current uncertainties Transitioning to new business model will take 3-4 years Timing and likely approach of any additional changes by CMS unclear and could remain indefinitely Potential volatility in future quarterly results and impact on stock price as company implements transition to new business model Investors retain 100% of the risks Operational risks associated with responding to recent CMS LTAC rules changes Future reimbursement or other CMS changes to LTAC rules SALE OF COMPANY Ability to achieve a meaningful control premium to current stock price Strategic or financial buyer more likely to "look-through" near-term operational challenges and focus on fundamental long-term value Transfers risks and uncertainties associated with current situation to buyer Give up any future potential upside in return for upfront sale price (cash sale) Limited strategic buyer universe Public company status may further limit interest Current risks and uncertainties may dampen financial buyer interest / valuation Longstanding relationship between WIND and management may further deter interest RECAPITALIZATION / SHARE REPURCHASE OR DIVIDEND Opportunity to capitalize on attractive debt financing markets Ability to retain control of company Dividend or share repurchase represents tax efficient means to return value to shareholders Allows non-selling shareholder to retain future upside Share repurchase allows EAGLE to boost reported EPS Impact on share price / multiples in response to increased financial risk on top of current operational risks / uncertainties Sizable share repurchase or dividend may be perceived as signaling a lack of growth opportunities Share repurchase reduces liquidity and public float One time dividends often do not enhance future share value Does not mitigate exposure to current risks and uncertainties SALE OF OUTPATIENT DIVISION Challenge in separating segments due to significant number of shared services from corporate Potential for significant tax leakage by breaking up EAGLE Potential management distraction / disruption to the business Limited buyer universe for outpatient rehabilitation unit Does not mitigate exposure to current risks and uncertainties STATUS QUO Opportunity to monetize part of the Company's assets Ability to apply net proceeds towards a dividend or share repurchase program, returning value to shareholders Dividend payment allows shareholder's to retain future upside Share repurchase allows EAGLE to boost reported EPS Review of Alternatives

Review of Alternatives Status Quo PROJECTED STOCK PRICE (a) PV of EBITDA Multiple Implied Price per Share PV of P/E Multiple Implied Price per Share P/E Multiple: 12.7x EBITDA Multiple: 5.8x Source: EAGLE management projections. Note: Present value of implied price per share based on a discount rate of 12%, which represents EAGLE's cost of equity, calculated using a 7.0% equity risk premium, 1.08 beta-value as per Barra's and a 4.1% treasury rate as of October 4, 2004. (a) Implied prices based on current EAGLE 2004 PE and EBITDA valuation.

Review of Alternatives Leveraged Recapitalization Source: EAGLE management projections. Note: Present value of implied price per share based on a discount rate of 12%, which represents EAGLE's cost of equity, calculated using a 7.0% equity risk premium, 1.08 beta-value as per Barra's and a 4.1% treasury rate as of October 4, 2004. (a) Assumes 4.0x 2004 EBITDA leverage capacity. Analysis includes the refinancing of current sub notes and application of remaining gross proceeds of approximately $665 million to fund a stock repurchase. Implied prices based on current EAGLE 2004 PE and EBITDA valuation. PROJECTED STOCK PRICE(a) PV of EBITDA Multiple Implied Price per Share PV of P/E Multiple Implied Price per Share P/E Multiple: 12.7x EBITDA Multiple: 5.8x

Review of Alternatives Potential Strategic Buyers (a) Based on 10/1/04 closing prices. (b) Enterprise value is equal to market cap. plus total debt. (c) Based off latest public SEC filings. (d) Based off consensus diluted EPS before extraordinary items. (e) Represents adjustment for leases capitalized at 12.5%. Few strategic buyers have both the financial wherewithal and operational fit to acquire EAGLE

Ability to Pay Analysis Blue = 2006 Red = 2005 Max Cash Transaction) 100% Stock Review of Alternatives Note: Market values as of 10/1/04. 25% of excess purchase price over book value allocated to identifiable intangibles and amortized over 15 years. Assumes 2% of transaction value in advisory, legal and financing fees as well as other related expenses. Transaction does not include synergies. Cash / stock combination constrained by maximum 5.0x Adjusted Debt/2004 PF EBITDAR. Cash / stock combination constrained by maximum 2.5x Debt/2004 PF EBITDA. Multiples based on EAGLE management projections. WIND Preliminary Proposal Current EAGLE Stock Price: $13.69

Review of Alternatives Potential Financial Buyers Limited number of obvious financial sponsors due to potential concern with reimbursement risk A well-funded sponsor may be willing to partner with a strategic buyer which lacks the scale to acquire LIBERTY without a private equity infusion

Appendix

WACC Analysis Appendix